UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 24, 2011

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Effective the fourth quarter of fiscal year 2010, the Company reconstituted its reportable  segment formerly titled “Other” to include the functions which support the overall business and were previously classified in the U.S. Wholesale segment.  The functions that were reclassified include the design, production, marketing, distribution, credit, customer service, information technology and accounting departments.  In connection with this reconstitution, the Company renamed the segment “Core Services”.  As a result of this change, the Company has reclassified certain SG&A expenses previously presented in the U.S. Wholesale segment to Core Services in order to conform to the revised presentation.  The Company made the change to its reportable segments to more closely align them with how management reviews and monitors the performance of its operating segments.  Total consolidated SG&A expenses and total consolidated operating income was not changed as a result of these reclassifications.  The reclassifications had no impact upon previously reported consolidated net sales and consolidated gross profit by reportable segment.  The SG&A expenses and operating income by reportable segment reflecting the reclassifications is presented by quarter for the years ended December 31, 2008, 2009 and 2010 is attached hereto as Exhibit 99.1

Item 9.01              Financial Statements and Exhibits.

99.1                        Reclassified Consolidated Segment Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 2011	TRUE RELIGION APPAREL, INC.

	By:	/s/ Peter F. Collins
	Name:	Peter F. Collins
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

99.1                                                                        Reclassified Consolidated Segment Data